UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2007

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

On March 22, 2007, Biovest International, Inc., (“Biovest”), a majority owned subsidiary of Accentia Biopharmaceuticals, Inc., entered into a loan transaction with Pulaski Bank and Trust Company of St. Louis, MO (“Pulaski”), pursuant to which Pulaski agreed to loan up to $750,000 to the Biovest pursuant to a short-term unsecured promissory note. The loan is subject to guarantees from certain officers, directors and affiliates of Biovest some of which are also affiliates of the Company. In connection with the guarantees, the guarantors received Biovest warrants, indemnification from Biovest and an entitlement to receive additional shares of Biovest common stock in the event of required payment under the guarantees from Biovest. Today, Biovest filed a Form 8-K with the SEC regarding this transaction. A copy of the Biovest 8-K is attached hereto as Exhibit 99.1. Accentia Biopharmaceuticals, Inc. is not a borrower or guarantor under this credit facility.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 2.03 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

	By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: March 28, 2007

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EXHIBIT INDEX

Exhibit Number	Description
99.1	8-K filed by Biovest International, Inc on March 28, 2007 (File No. 000-11480)

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